UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2011

AboveNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23269	11-3168327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 421-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On January 25, 2011, the Board of Directors of AboveNet, Inc. (the “Company”) appointed Rajiv Datta as the Company’s Chief Operating Officer.  Mr. Datta, 39, had been serving as the Company’s Senior Vice President and Chief Technology Officer.  He joined the Company in 1998 and has served in a number of significant technical and engineering positions for the Company, becoming Vice President in 2002 and promoted to Senior Vice President and Chief Technology Officer in May 2004.  The Company issued a press release announcing this appointment on January 28, 2011, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with this appointment, the Company’s Board of Directors approved the increase in Mr. Datta’s annual base salary from $302,000 to $400,000 and made a special grant to Mr. Datta of 15,000 restricted stock units, all of which will vest and be delivered on November 16, 2011.

Amendment to Employment Agreements

Each of William G. LaPerch, Chief Executive Officer and President; Mr. Datta; Joseph P. Ciavarella, Senior Vice President and Chief Financial Officer; John Jacquay, Senior Vice President, Sales and Marketing; Douglas Jendras, Senior Vice President, Operations and Robert Sokota, Senior Vice President and General Counsel (collectively, the “Named Executive Officers”) is a party to an employment agreement with the Company, all of which were amended effective as of January 25, 2011.  These amendments (a) extend the term of each Named Executive Officer’s employment agreement from November 16, 2011 through December 31, 2011 and (b) clarify that if the Named Executive Officer is employed by the Company on December 31 of the calendar year in which a bonus is being earned, the Named Executive Officer would be entitled to receive any bonus payable for that year.  Mr. Datta’s employment agreement was also amended to reflect his new title and base salary.  The employment agreements with each of Messrs. Ciavarella, Jacquay, Jendras and Sokota were also amended to clarify that if so determined in the discretion of the Company’s Chief Executive Officer, such officer would report to the Company’s Chief Operating Officer.  Copies of the First Amendment to Employment Agreement between the Company and each of Messrs. LaPerch, Datta, Ciavarella, Jacquay, Jendras and Sokota are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K.

Restricted Stock Unit Grants

In addition to the special 15,000 restricted stock unit grant to Mr. Datta described above, on January 25, 2011, the Company’s Board of Directors approved the following restricted stock unit grants for the Company’s Named Executive Officers:

Name	Position with the Company	Number of Restricted Stock Units Granted

William G. LaPerch	President, Chief Executive Officer and Director	65,000	(1)

Rajiv Datta	Chief Operating Officer	45,000	(2)

Joseph P. Ciavarella	Senior Vice President and Chief Financial Officer	21,000	(3)

John Jacquay	Senior Vice President, Sales and Marketing	23,000	(4)

Douglas Jendras	Senior Vice President, Operations	21,000	(3)

Robert Sokota	Senior Vice President, General Counsel and Secretary	21,000	(3)

(1)	43,333 restricted stock units vest and will be delivered on November 16, 2012 and 21,667 restricted stock units vest and will be delivered on November 16, 2013.

(2)	30,000 restricted stock units vest and will be delivered on November 16, 2012 and 15,000 restricted stock units vest and will be delivered on November 16, 2013.

(3)	14,000 restricted stock units vest and will be delivered on November 16, 2012 and 7,000 restricted stock units vest and will be delivered on November 16, 2013.

(4)	15,333 restricted stock units vest and will be delivered on November 16, 2012 and 7,667 restricted stock units vest and will be delivered on November 16, 2013.

All of the restricted stock unit grants to the Named Executive Officers described in this Current Report on Form 8-K were made under the Company’s 2008 Equity Incentive Plan pursuant to stock unit agreements.  The fair value of each restricted stock unit granted was $59.25, based on the closing price of the Company’s common stock on the New York Stock Exchange on January 25, 2011.  A copy of the form of stock unit agreement for each of these grants is filed as Exhibit 10.7 to this Current Report on Form 8-K.

Item 8.01	Other Events.

Adoption of Stock Ownership and Retention Guidelines

On January 25, 2011, the Company’s Board of Directors adopted stock ownership and retention guidelines for executive officers and directors.  These guidelines are intended to further align the interests of the Company’s executive officers and directors with the interests of the Company’s stockholders and to promote the Company’s commitment to sound corporate governance.

These guidelines apply to the Company’s named executive officers and such other officers as shall be designated from time to time by the Company’s Board (“Executive Officers”) and directors and will apply to each Executive Officer for so long as he is employed by the Company and will apply to each director for so long as he is serving as a director.

The Company’s Chief Executive Officer is required to hold shares of the Company’s common stock having a value that is at least three times his annual base salary (the “Minimum Stock Holding Value”).  In the event that the value of the Chief Executive Officer’s common stock holdings are below the Minimum Stock Holding Value, the Chief Executive Officer is required to retain 100% of his Net Profit Shares (as defined below) until such time as the value of his common stock holdings shall at least equal the Minimum Stock Holding Value.  Shares that may count toward satisfaction of these guidelines applicable to the Chief Executive Officer are: (i) shares owned outright or acquired (including Net Profit Shares) by the Chief Executive Officer and any of his immediate family members residing in his household and (ii) shares held in trust for the benefit of the Chief Executive Officer and/or the immediate family members covered by (i).  Shares underlying options, whether or not vested, and unvested equity awards do not count toward satisfaction of these guidelines.

Except as provided below, with respect to any compensatory equity grants made to an Executive Officer on or after January 25, 2011 (the effective date of the guidelines), each Executive Officer is required to retain ownership of 50% of his Net Profit Shares for the two (2) year period following the vesting of the related shares.  In the case of any person who is not an Executive Officer on January 25, 2011, the foregoing two (2) year holding period will not apply to Net Profit Shares relating to any compensatory equity grants made to such person before he or she became subject to the guidelines.  Each director is required to retain ownership of 50% of his Net Profit Shares for the two (2) year period following the vesting of the related shares.  This holding period applies to all compensatory grants made to the directors that vest on or after January 1, 2012, whether granted prior to the adoption of the guidelines or afterwards.

“Net Profit Shares” is defined in the guidelines to mean the shares of common stock received as compensation pursuant to exercised stock options or vested restricted stock units, vested restricted stock or earned and vested performance shares, reduced by the number of shares having a value on the date on which withholding taxes shall become due in respect of such shares (whether as the result of delivery, vesting or otherwise) equaling the Company’s minimum federal, state and local tax withholding requirements in respect of such shares and further reduced by the number of shares having a value equal to the exercise price of any stock options exercised.  For purposes of these guidelines, shares of common stock are valued at the closing price of the common stock on the New York Stock Exchange on the relevant measurement date.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between William G. LaPerch and AboveNet, Inc.

10.2	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Rajiv Datta and AboveNet, Inc.

10.3	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Joseph P. Ciavarella and AboveNet, Inc.

10.4	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between John Jacquay and AboveNet, Inc.

10.5	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Douglas Jendras and AboveNet, Inc.

10.6	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Robert Sokota and AboveNet, Inc.

10.7	Form Stock Unit Agreement for January 25, 2011 Grants.

99.1	Press Release issued January 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABOVENET, INC.

Date: January 28, 2011	By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between William G. LaPerch and AboveNet, Inc.

10.2	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Rajiv Datta and AboveNet, Inc.

10.3	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Joseph P. Ciavarella and AboveNet, Inc.

10.4	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between John Jacquay and AboveNet, Inc.

10.5	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Douglas Jendras and AboveNet, Inc.

10.6	First Amendment to Employment Agreement, effective as of January 25, 2011, by and between Robert Sokota and AboveNet, Inc.

10.7	Form Stock Unit Agreement for January 25, 2011 Grants.

99.1	Press Release issued January 28, 2011.